Exhibit 99.1


                       RICHARD LEWIS COMMUNICATIONS, INC.
                       ----------------------------------
                   PUBLIC RELATIONS o ADVERTISING o MARKETING
     1211 Avenue of the Americas, 43rd Floor, New York, New York 10036-8701
        Telephone: 212/827-0020 Fax: 212/827-0028 E-mail: rlc@rlcinc.com
                                 www.rlcinc.com


FOR IMMEDIATE RELEASE
---------------------


NYMAGIC, INC. REPORTS SHARE PURCHASE

New York, January 7, 2005 - NYMAGIC, INC. (NYSE: NYM) announced today that it purchased from certain of its shareholders a total of 1,092,735 shares of Common Stock at $24.80 per share.

The selling shareholders were Mark W. Blackman, a son of the Company's founder who is currently the Company's Chief Underwriting Officer, his wife, and two trusts for the benefit of their children; Lionshead Investments, LLC, a company controlled by John N. Blackman, Jr., also a son of the Company's founder, two of his children, a trust for the benefit of a third child, and a family trust; and, two trusts and a foundation established by Louise B. Tollefson, the former wife of the Company's founder. Robert G. Simses, a director of NYMAGIC INC., is a trustee of the last mentioned entities.

As a result of today's share purchase, the Company's outstanding shares have been reduced from 9,781,098 to 8,688,363, of which 2,470,262 are beneficially owned by the Company's founder's family, and of these shares 1,800,000 are subject to the option of Mariner Partners, Inc., and 100,000 shares are subject to the option of Conning Capital Partners.

George Trumbull, NYMAGIC's Chairman and Chief Executive Officer, stated, "The Company's purchase of these shares from the Blackman family facilitates the orderly reduction of the founding family's ownership in NYMAGIC. As a result of the secondary offering of Blackman shares thirteen months ago, the family's ownership interest in the Company was reduced from approximately 59% to approximately 37%. With this sale, their interest in the Company has been reduced further to about 28%."

NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in underwriting ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York, San Francisco and Chicago.

Any forward-looking statements concerning the Company's operations, economic performance and financial condition contained herein, including statements related to the outlook for the Company's performance in 2004 and beyond, are made under the safe


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harbor provisions of the Private Securities Litigation Reform Act of 1995. These
statements are based upon a number of assumptions and estimates, which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, the estimation of loss reserves and loss reserve development, net loss retention, the effect of competition, the ability to collect reinsurance recoverables, the availability and cost of reinsurance, changes in the ratings assigned to the Company by rating agencies and other risks and uncertainties as included in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results for the 2004 year and beyond to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the common stock, which is being made only pursuant to the prospectus relating to the offering, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

CONTACT:                   George R. Trumbull/George Kallop
                           NYMAGIC. INC.
                           (212) 551-0610
                                 or
                           Richard Lewis
                           Richard Lewis Communications, Inc.
                           212/927-0020 (24/7)